UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 8, 2005

GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware _______________________________ (State or other jurisdiction of incorporation)	0-22462 _______________________________ (Commission File Number)	16-1445150 _______________________________ (IRS Employer Identification No.)

3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York
14219-0228
___________________________________
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (716) 826-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

      Item 1.01    Entry into a Material Definitive Agreement

Amended and Restated Credit Agreement

        On December 8, 2005, Gibraltar Industries, Inc. (the “Company”), with its wholly-owned subsidiary Gibraltar Steel Corporation of New York as co-borrower, entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with a syndicate of banks led by KeyBank National Association, JPMorgan Chase Bank, N.A., Harris N.A., HSBC Bank USA, National Association, and Manufacturers and Traders Trust Company that provides a revolving credit facility with aggregate commitments up to $300.0 million, including a $25.0 million sub-limit for letters of credit and a swingline loan sub-limit of $20.0 million. The Amended and Restated Credit Agreement provides for a new $230.0 million term loan and permits the borrowers under certain circumstances to increase certain revolving commitments or add new term loans up to an aggregate amount of $75.0 million.

        Loans under the revolving credit facility bear interest, at the borrowers’ option, at (i) LIBOR plus a margin ranging from 0.575% to 1.60%, depending on the Company’s consolidated leverage ratio, or (ii) the higher of the administrative agent’s prime rate or the federal funds effective rate plus 0.5%. The new term loan bears interest, at the Company’s option, at either (i) LIBOR plus an initial margin of 1.75% or (ii) the higher of the administrative agent’s prime rate or the federal funds effective rate plus 0.5%. Facility fees are payable to the lenders on their revolving commitments at a rate ranging from 0.175% to 0.650% and letter of credit fees range from 0.575% to 1.60% of the stated amount of the letter of credit. The letter of credit fronting fees are subject to agreement between the borrowers and the issuing bank.

        The senior credit facility is guaranteed by each of the Company’s material domestic subsidiaries (other than Gibraltar Steel Corporation of New York, which is a co-borrower) and B&W Heat Treating Corp., a subsidiary organized under the laws of Nova Scotia. The senior credit facility and the related guarantees are secured by a first priority security interest (subject to permitted liens) in substantially all the tangible and intangible assets of the Company, its material domestic subsidiaries and B&W Heat Treating Corp, subject to certain exceptions, and a pledge of 65% of the voting stock of the Company’s other foreign subsidiaries.

        The revolving credit facility terminates on December 8, 2010, and all revolving credit borrowings must be repaid on or before that date. The new term loan is payable in 27 consecutive quarterly equal installments of $575,000 beginning on March 31, 2006 and a final payment of $214,475,000 on December 8, 2012. The Amended and Restated Credit Agreement also provides for additional principal payments under certain circumstances.

        The Amended and Restated Credit Agreement contains various affirmative and negative covenants customary for similar working capital facilities. In addition, the Company must maintain a consolidated net worth of at least $325.0 million plus 50% of cumulative net income in each fiscal quarter after September 30, 2005.

        The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture

        On December 8, 2005, the Company and its subsidiaries which guarantee its senior bank debt (the “Guarantors”) entered into an indenture (the “Indenture”) with The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), relating to the issuance by the Company of $204.0 million aggregate principal amount of 8% Senior Subordinated Notes due 2015 (the “Notes”). The Notes were sold in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

        The Notes bear an interest rate of 8% per annum and will be payable semi-annually in arrears on each June 1 and December 1 of each year, beginning on June 1, 2006 and will mature on December 1, 2015. The Notes are unsecured senior subordinated obligations of the Company and are guaranteed on an unsecured senior subordinated basis by the Guarantors. The Notes and the guarantees thereof are subordinate in right of payment to all of the existing and future senior indebtedness of the Company and the Guarantors.

        The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that limit the Company’s and the Guarantors’ ability, among other things, to incur additional indebtedness and issue preferred stock, pay dividends on or purchase the Company’s and the Guarantors’ equity interests, make certain investments, incur liens on assets, enter into sale and leaseback transactions, merge or consolidate with another company, transfer or sell all or substantially all of the Company’s assets, and enter into transactions with affiliates. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to make an offer to repurchase the Notes at 101% of the principal amount thereof, plus any accrued and unpaid interest and liquidated damages, if any, to the repurchase date.

        The Company may redeem the Notes at any time on or after December 1, 2010 at redemption prices of 104.00%, 102.667% and 101.333% of the principal amount thereof if the redemption occurs during the 12-month periods beginning December 1 of the years 2010, 2011 and 2012, respectively, and at a redemption price of 100% of the principal amount thereof on and after December 1, 2013, in each case, plus accrued and unpaid interest to the applicable redemption date. In addition, prior to December 1, 2008, with the net cash proceeds of certain equity offerings of the Company, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 108% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

        The Indenture is subject to customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy or insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of the amounts due under the Notes.

        The foregoing description of the Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

        In connection with the issuance of the Notes, the Company also entered into a registration rights agreement dated December 8, 2005 (the “Registration Rights Agreement”) among the Company, the Guarantors and J.P. Morgan Securities Inc., McDonald Investments Inc. and Harris Nesbitt Corp., as the initial purchasers of the Notes. Under the Registration Rights Agreement, the Company and the Guarantors agreed, among other things, to use reasonable best efforts to register notes that have terms substantially the same as the Notes under the Securities Act of 1933, as amended, and effect an exchange offer shortly thereafter. The Company will have to pay additional interest on the Notes if the registration statement is not declared effective by the Securities and Exchange Commission within 180 days after the issue date, if the exchange offer is not completed within 240 days or if certain other conditions contained in the Registration Rights Agreement are not satisfied.

        The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

      Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Indenture is incorporated herein by reference.

      Item 8.01    Other Events

        On December 8, 2005, the Company issued a press release announcing that it had amended its senior credit facility and completed the private offering of senior subordinated notes. A copy of that press release is included as Exhibit 99.1 hereto.

      Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Shell Company Transactions: Not applicable

(d)	Exhibits:

4.1	Indenture, dated as of December 8, 2005, among the Company, the Guarantors and the Trustee.

10.1	Amended and Restated Credit Agreement, dated as of December 8, 2005, among the Company, Gibraltar Steel Corporation of New York, as co-borrower, the lenders parties thereto, KeyBank National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Harris Trust and Savings Bank, as co-documentation agent, HSBC Bank USA, National Association, as co-documentation agent, and Manufacturers and Traders Trust Company, as co-documentation agent.

10.2	Registration Rights Agreement, dated as of December 8, 2005, among the Company, the Guarantors and J.P. Morgan Securities Inc., McDonald Investments Inc. and Harris Nesbitt Corp., as initial purchasers of the Notes.

99.1	Press Release, dated December 8, 2005.

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2005

GIBRALTAR INDUSTRIES, INC.

By: /s/ David W. Kay
Name: David W. Kay
Title: Executive Vice President,
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K
dated December 8, 2005

Gibraltar Industries, Inc.

4.1	Indenture, dated as of December 8, 2005, among the Company, the Guarantors and the Trustee.

10.1	Amended and Restated Credit Agreement, dated as of December 8, 2005, among the Company, Gibraltar Steel Corporation of New York, as co-borrower, the lenders parties thereto, KeyBank National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Harris Trust and Savings Bank, as co-documentation agent, HSBC Bank USA, National Association, as co-documentation agent, and Manufacturers and Traders Trust.

10.2	Registration Rights Agreement, dated as of December 8, 2005, among the Company, the Guarantors and J.P. Morgan Securities Inc., McDonald Investments Inc. and Harris Nesbitt Corp., as initial purchasers of the Notes.

99.1	Press Release, dated December 8, 2005.